EXHIBIT 5.1

Sierchio & Company, LLP

430 Park Avenue

Suite 702

New York, NY 10022

March 14, 2013

Armada Oil, Inc.

10777 Westheimer Road

Suite 1100

Houston, Texas 77042

Re: Registration Statement on Form S-4

Ladies and Gentlemen,

We have acted as counsel to Armada Oil, Inc., a Nevada corporation (the “Company”), and are furnishing this opinion letter to the Company in connection with its filing of a Registration Statement on Form S-4 (the “Registration Statement,” including amendments thereto, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit, annex or appendix thereto) with the United States Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offering by the Company of shares ( the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which may be issued to Mesa Energy Holdings, Inc., a Delaware corporation (“Mesa”), in connection with the acquisition by the Company from Mesa of 100% of the issued and outstanding shares of Mesa Energy, Inc., a Nevada corporation and a wholly owned subsidiary of Mesa (“MEI”), as contemplated by the Asset Purchase Agreement and Plan of Reorganization, dated November 14, 2012 (the “Acquisition Agreement”), by and among the Company, Mesa and MEI (the “Acquisition”).

For the purposes of giving this opinion, we have examined the Registration Statement, the Acquisition Agreement, the Company’s Articles of Incorporation, including all amendments thereto, and the bylaws of the Company. We have also examined the originals, or duplicates, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examinations and rendering the opinions set forth below, we have assumed without independent verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as copies, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such documents, that all documents submitted to us as copies are true and correct copies of such originals, and the legal capacity of all individuals executive an of the foregoing documents. In rendering the opinions set forth below, we have also assumed that prior to the issuance of the Shares pursuant to the Acquisition Agreement, the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms and conditions set forth in the Acquisition Agreement, the Shares will be validly issued, fully paid and non-assessable.

We express no opinion as to the applicability of, compliance with, or effect of any laws except the laws set forth in the Nevada Revised Statutes, applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws. We assume no obligation to supplement this letter if any applicable laws change after the date of this letter with possible retroactive effect, or if any facts or events occur or come to our attention after the date of this letter that might change any of the opinions expressed above.

We hereby consent to be named in the Registration Statement and in the related joint proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the Shares and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein. This opinion supersedes and replaces all prior opinions regarding the subject matter hereof.

Sincerely,

/s/ Sierchio & Company, LLP

Sierchio & Company, LLP